                                                                    EXHIBIT 99.1






                     Press Release dated September 26, 2001
                              of Elcor Corporation.

                               [ELCOR LETTERHEAD]

PRESS RELEASE                                  TRADED:  NYSE
FOR IMMEDIATE RELEASE                          SYMBOL:  ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                            Harold R. Beattie, Jr.
Vice Chairman, Chief Administrative Officer    Vice President, Chief Financial
(972) 851-0510                                 Officer and Treasurer
                                               (972) 851-0523


                       ELCOR ANNOUNCES MANAGEMENT CHANGES


DALLAS, TEXAS, September 26, 2001 . . . . Elcor Corporation said today that
Richard J. Rosebery, Vice Chairman, Chief Financial and Administrative Officer of Elcor, had announced his retirement from the company, to be effective October 23, 2001. The company also announced the formation of the Executive Office of Elcor Corporation and the election of new officers.

The Executive Office of Elcor Corporation will be responsible for the management oversight of all Elcor operating units and administrative functions. It will be comprised of Harold K. Work, Chairman of the Board of Elcor Corporation, Thomas
D. Karol, President and Chief Executive Officer of Elcor Corporation, and Richard A. Nowak.

Mr. Nowak was elected Executive Vice President of Elcor Corporation, effective September 24, 2001, and will continue to serve as President and Chief Executive Officer of each of the Elk roofing subsidiaries, in addition to assuming new corporate responsibilities as a member of Elcor's Executive Office.

The following individuals will report directly to Elcor's Executive Office:

Harold R. Beattie, Jr. was elected as Vice President, Chief Financial Officer and Treasurer of Elcor Corporation, effective September 24, 2001. Mr. Beattie was formerly Vice President, Finance and Treasurer of Elcor Corporation.


                                                                           /more

PRESS RELEASE
Elcor Corporation
September 26, 2001
Page 2


Greg J. Fisher was elected Vice President and Controller of Elcor Corporation, effective September 24, 2001. Mr. Fisher was formerly Vice President, Finance and Administration of the Elk roofing subsidiaries.

Arthur R. Laengrich remains as President and Chief Executive Officer of Ortloff Engineers, LTD.

W. Greg Orler remains as Vice President and Chief Information Officer of Elcor Corporation.

Robert E. Pine remains as Executive Vice President of Elk's Performance Nonwoven Fabrics Division. Prior to July 1, 2001, Mr. Pine was Vice President and General Manager of Elk's roofing and nonwoven fiberglass mat operations at its Ennis, Texas manufacturing facility.

Chris C. Schembri remains as President and Chief Operating Officer of Chromium Corporation.

David G. Sisler remains as Vice President, General Counsel and Secretary of Elcor Corporation.

James T. Skelly was elected President and Chief Operating Officer of the Cybershield subsidiaries, effective September 10, 2001. Mr. Skelly was formerly President of EL Specialists, Inc.

James J. Waibel remains as Vice President, Administration of Elcor Corporation.

Mr. Rosebery said, "It's been fun helping to build Elcor into the great company it is today, with strong market positions, excellent growth opportunities, and a very capable management team that is dedicated to improving shareholder value. However, at my age (66), I'm looking forward to retirement and an opportunity to assist my daughter in the growth of her international technology transfer business."

Mr. Karol said, "Mr. Rosebery has ably served Elcor in key executive roles for over 26 years. We deeply appreciate his many years of strong leadership and wish him well in his retirement.

"The creation of the Executive Office of Elcor Corporation and our new reporting structure is intended to unify the management oversight of our various business activities and increase operating efficiencies throughout Elcor Corporation," Mr. Karol concluded.



                                                                           /more

PRESS RELEASE
Elcor Corporation
September 26, 2001
Page 3



SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2001.

                                    --------

Elcor, through its subsidiaries, manufactures Elk brand roofing and building products, reconditions locomotive engine components, provides technology for gas processing, and provides electronics manufacturing services. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing and building products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; its locomotive engine products facility is located in Cleveland, Ohio; and its gas processing technology operation is located in Midland, Texas.